  As filed with the Securities and Exchange Commission on April 26, 2000
                                                      Registration No. 333-30566
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                            Amendment No. 4 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ---------------
                            SONIC INNOVATIONS, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                            2834                         87-0494518
 (State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                    2795 East Cottonwood Parkway, Suite 660
                         Salt Lake City, UT 84121-7036
                                 (801) 365-2800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Stephen L. Wilson
                            Chief Financial Officer
                            Sonic Innovations, Inc.
                    2795 East Cottonwood Parkway, Suite 660
                         Salt Lake City, UT 84121-7036
                                 (801) 365-2800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

              Mark Bonham, Esq.                            Edwin Williamson, Esq.
             Craig Norris, Esq.                             Sullivan & Cromwell
              Steven Liu, Esq.                          1701 Pennsylvania Ave., N.W.
      Wilson Sonsini Goodrich & Rosati                  Washington, D.C. 20006-5805
          Professional Corporation                             (202) 956-7505
             650 Page Mill Road
             Palo Alto, CA 94304
               (650) 493-9300

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

  The purpose of this Amendment No. 4 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discount and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

   SEC registration fee...............................................  $15,302
   NASD filing fee....................................................    6,296
   Nasdaq National Market listing fee.................................   95,000
   Printing and engraving costs.......................................  150,000
   Legal fees and expenses............................................  450,000
   Accounting fees and expenses.......................................  215,000
   Blue sky fees and expenses.........................................    5,000
   Transfer Agent and Registrar fees..................................   10,000
   Miscellaneous expenses.............................................    3,402
                                                                       --------
     Total............................................................ $950,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

  Article IX of the registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

  Article 6 of the registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

  The registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 15. Recent Sales of Unregistered Securities

  Within the past three years, the registrant has issued unregistered securities as follows:

  (1) Within the last three years, the registrant has issued stock options to purchase shares of common stock with exercise prices ranging from $0.27 to $7.60 under its option plan. Of the options, options for 767,878 shares have been exercised, options for 246,172 shares have been cancelled and options for 1,569,626 shares remain outstanding.

  (2) On May 15, 1997 and in October 1997, the registrant issued an aggregate of 1,314,045 shares of Series B preferred stock ("Series B") or an aggregate of $1,825,192 in cash to 28 investors.

   (3) On September 5, 1997, the registrant issued 9,266 shares of Series B for services performed totaling $24,999.

   (4) On October 31, 1997, the registrant issued an aggregate of 4,118,421 shares of Series C preferred stock ("Series C") for an aggregate of $12,520,000 in cash, to 25 investors.

   (5) On February 2, 1998, the registrant issued 20,091 shares of Series C to one individual as compensation for recruitment services performed totaling $61,032.

   (6) On May 31, 1998, the registrant issued a warrant to purchase 17,258 shares of Series C at $3.04 in connection with an equipment financing.

   (7) On August 5, 1998, the registrant issued an aggregate of 5,922 shares of Series C to a public relations company for services performed totaling $18,000.

   (8) On August 14, 1998, the registrant issued 48,584 shares of Series A Preferred Stock ("Series A") pursuant to the exercise of an outstanding warrant with an aggregate exercise price of $60,001.

   (9) In October 1998, the registrant issued 3,289,486 shares of Series D preferred stock ("Series D") for an aggregate of $12,500,000 in cash to 28 investors.

  (10) On November 11, 1998, February 5, 1999 and May 31, 1999, the registrant issued an aggregate of 14,211 shares of Series D to a public relations company for services performed totaling $54,000.

  (11) In July and August 1999, the registrant issued 6% convertible promissory notes, convertible into shares of common stock at the initial public offering price, and warrants to purchase 236,853 shares of common stock at $3.80 per share to 24 investors.

  (12) In December 1999, the registrant issued a $4,000,000 convertible promissory note bearing interest at 6% per annum to an international distributor. The principal and interest is convertible into shares of common stock at 93% of the initial public offering price.

  (13) On December 22, 1999, the registrant issued a warrant to purchase 31,058 shares of Series D Preferred Stock at an exercise price of $3.80 per share in connection with an equipment financing. The number of shares may be reduced to 20,706 if the registrant completes the IPO by May 31, 2000.

  All shares of Preferred stock are convertible into common stock on a one-for-one basis. None of the foregoing transactions involved any underwriters or any public offering. Each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement.
  3.1    Amended and Restated Certificate of Incorporation of the registrant.
  3.2*   Amended and Restated Certificate of Incorporation of the registrant to be filed upon the closing of the offering made pursuant to this registration statement.
  3.3*   Bylaws of the registrant.
  3.4*   Amended and Restated Bylaws of the registrant to be effective upon the closing of the offering made pursuant to this registration statement.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   Form of indemnification agreement entered into by the registrant with each of its directors and executive officers.
 10.2*   1993 Stock Plan and form of agreements thereunder.
 10.3*   2000 Stock Plan and form of agreements thereunder.
 10.4*   2000 Employee Stock Purchase Plan.
 10.5*   Registration Rights Agreement dated October 23, 1998 between the registrant and certain stockholders, as amended.
 10.6+   OEM Agreement dated April 1, 1999 between the registrant and Starkey
         Laboratories, Inc., as amended.
 10.7*+  License and Manufacturing Agreement dated February 20, 1997 between the registrant and Atmel Corporation.
 10.8*   Amended and Restated License Agreement dated March 21, 2000 between the registrant and Brigham Young University.
 10.9*   Amended and Restated Exclusive License Agreement dated March 21, 2000 between the registrant and Brigham Young University.
 10.10*  Patent License Agreement dated January 1, 1997 between the registrant and K/S HIMPP, as amended.
 10.11*+ Distribution Agreement dated December 30, 1999 between the registrant and Hoya Healthcare Corporation.
 10.12*  Lease Agreement dated April 28, 1999 between the registrant and 2795
         E. Cottonwood Parkway, L.C.
 10.13*  Loan and Security Agreement dated December 22, 1999 between the registrant and Silicon Valley Bank.
 10.14*  Collateral Assignment, Patent Mortgage and Security Agreement dated
         December 22, 1999 between the registrant and Silicon Valley Bank
 10.15*  Letter Agreement dated December 1, 1997 between the registrant and
         Orlando Rodrigues.
 10.16*  Letter Agreement dated February 8, 1998 between the registrant and
         Michael D. Monahan.
 10.17*  Letter Agreement dated May 4, 1997 between the registrant and Gregory
         N. Koskowich.
 10.18*  Letter Agreement dated September 24, 1999 between the registrant and
         Stephen L. Wilson.
 10.19*  Warrant to purchase stock issued in connection with Silicon Valley
         Bank Loan dated December 22, 1999.
 21.1*   Subsidiaries of Registrant.
 23.1*   Consent of Arthur Andersen LLP.
 23.2*   Consent of Counsel. (Included in Exhibit 5.1).
 24.1*   Power of Attorney.
 24.2*   Power of Attorney of Luke B. Evnin.
 27.1*   Financial Data Schedule.

--------
 * Previously filed.
+  Confidential treatment requested.

  Financial Statement Schedules

  Schedule II Qualifying and Valuation Accounts

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is presented in the consolidated financial statements or notes thereto.

Item 17. Undertakings

  The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has duly caused this Amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 26th day of April, 2000.

                                          Sonic Innovations, Inc.

                                                 /s/ Stephen L. Wilson
                                          By: _________________________________
                                                     Stephen L. Wilson
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on April 26, 2000 in the capacities indicated:

                 Signature                                     Title
                 ---------                                     -----

                     *                      President, Chief Executive Officer and
___________________________________________  Director (Principal Executive Officer)
            Andrew G. Raguskus

          /s/ Stephen L. Wilson             Vice President and Chief Financial Officer
___________________________________________  (Principal Financial and Accounting
             Stephen L. Wilson               Officer)

                     *                      Director
___________________________________________
             Anthony B. Evnin

                     *                      Director
___________________________________________
               Luke B. Evnin

                     *                      Director
___________________________________________
               Kevin J. Ryan

                     *                      Director
___________________________________________
              G. Gary Shaffer

                     *                      Director
___________________________________________
             Sigrid Van Bladel

                     *                      Director
___________________________________________
              Allan M. Wolfe

           /s/ Stephen L. Wilson
  *By: _________________________________
     Stephen L. WIlson, Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement.
  3.1    Amended and Restated Certificate of Incorporation of the registrant.
  3.2*   Amended and Restated Certificate of Incorporation of the registrant to be filed upon the closing of the offering made pursuant to this registration statement.
  3.3*   Bylaws of the registrant.
  3.4*   Amended and Restated Bylaws of the registrant to be effective upon the closing of the offering made pursuant to this registration statement.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   Form of indemnification agreement entered into by the registrant with each of its directors and executive officers.
 10.2*   1993 Stock Plan and form of agreements thereunder.
 10.3*   2000 Stock Plan and form of agreements thereunder.
 10.4*   2000 Employee Stock Purchase Plan.
 10.5*   Registration Rights Agreement dated October 23, 1998 between the registrant and certain stockholders, as amended.
 10.6+   OEM Agreement dated April 1, 1999 between the registrant and Starkey
         Laboratories, Inc., as amended.
 10.7*+  License and Manufacturing Agreement dated February 20, 1997 between the registrant and Atmel Corporation.
 10.8*   Amended and Restated License Agreement dated March 21, 2000 between the registrant and Brigham Young University.
 10.9*   Amended and Restated Exclusive License Agreement dated March 21, 2000 between the registrant and Brigham Young University.
 10.10*  Patent License Agreement dated January 1, 1997 between the registrant and K/S HIMPP, as amended.
 10.11*+ Distribution Agreement dated December 30, 1999 between the registrant and Hoya Healthcare Corporation.
 10.12*  Lease Agreement dated April 28, 1999 between the registrant and 2795
         E. Cottonwood Parkway, L.C.
 10.13*  Loan and Security Agreement dated December 22, 1999 between the registrant and Silicon Valley Bank.
 10.14*  Collateral Assignment, Patent Mortgage and Security Agreement dated
         December 22, 1999 between the registrant and Silicon Valley Bank
 10.15*  Letter Agreement dated December 1, 1997 between the registrant and
         Orlando Rodrigues.
 10.16*  Letter Agreement dated February 8, 1998 between the registrant and
         Michael D. Monahan.
 10.17*  Letter Agreement dated May 4, 1997 between the registrant and Gregory
         N. Koskowich.
 10.18*  Letter Agreement dated September 24, 1999 between the registrant and
         Stephen L. Wilson.
 10.19*  Warrant to purchase stock issued in connection with Silicon Valley
         Bank Loan dated December 22, 1999.
 21.1*   Subsidiaries of Registrant.
 23.1*   Consent of Arthur Andersen LLP.
 23.2*   Consent of Counsel. (Included in Exhibit 5.1).
 24.1*   Power of Attorney.
 24.2*   Power of Attorney of Luke B. Evnin.
 27.1*   Financial Data Schedule.

--------
 * Previously filed.
+  Confidential treatment requested.